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                                 EXHIBIT 21.1


                   Lasertechnics, Inc. List of Subsidiaries
                   ----------------------------------------

Names of Subsidiaries                           State of Incorporation
---------------------                           ----------------------

Sandia Imaging Systems Corporation              Delaware

Sandia Imaging Systems Europe, S.A.             France

Lasertechnics Marking Corporation               Delaware

Quantrad Corporation                            Delaware